EXHIBIT 10.10

CONSULTANCY AGREEMENT

PARTIES

(1) NEXTGEN BIOSCIENCE INC., whose office is located at, 46 Aldgate High Street, EC3N 1AL London, U.K. (the “Company”)

(2) Dr. Rolf Witte, Hans-Sachs-Str. 3 in 51375 Leverkusen, Germany (the “Consultant”)

WHEREAS

(A)

The Consultant has agreed to advise, for a period of two years, the Company in the area of business development in connection with the business of the evaluation, acquisition and development of patents in the field of healthcare drug treatments offered by the Company and its associated companies (the “Business”).

(B)	The parties have agreed that this agreement shall govern the terms of the services to be provided by the Consultant.

OPERATIVE PROVISIONS

1.	DURATION OF APPOINTMENT

1.1

The Consultant shall continue to advise the Company on the terms of this agreement for a term from 7th December 2007 for a fixed term of two years unless or until terminated under the provisions of Clause 5.1 hereafter. The parties may extend the term of this Agreement for a further term of twelve months by mutual written agreement.

2.	DUTIES

2.1

The services of the Consultant shall comprise the giving of advice to the Company in the area of business development via the Board of the Company in connection with the Business and such other advisory services as may be agreed between the parties.

2.2	The Consultant shall be accountable to the Company’s CEO and shall in performance of his role hereunder:

	(a)	Use his best endeavours to advise the Company via the Board when required in the areas described in 2.1 above;

	(b)	Conduct such travelling as shall be reasonably necessary to advise the Business;

	(c)	Carry out his duties in good faith and in proper and efficient manner;

	(d)	Conduct himself with propriety and not bring the Company into disrepute;

	(e)	Not have any authority to bind the Company in any way and shall not hold himself out either by words or conduct as being the agent of the Company;

	(f)	Act as a member of the Company, attending meetings where possible of such board when held in London or other cities in Europe; and

	(g)	Not misrepresent the Company to any person.

3.	FEES

3.1

The Consultant shall be not entitled to receive from the Company any fixed cash fees for the services outlined herein, but shall be entitled to receive reimbursement of any and all expenses properly incurred in performing his duties hereunder.

3.2

The Consultant will receive, as payment in kind from the Company, in respect of his services under this Agreement, the issue to him of 30,000 shares in the Company. The Consultant undertakes that the shares will by issued under US securities laws and will be subject to restrictions as set out by the securities and exchanges commission.

4.	CONFIDENTIALITY

4.1

The Consultant shall not, either during the continuance of this agreement or for not less than one year thereafter make personal use of or divulge to any other company, firm or person any confidential information received by virtue of this Agreement or any market or other information relating to the business of the Company.

5.	TERMINATION

5.1	This Agreement may be terminated by either party giving the other three month’s written notice in accordance with Clause 1.

This Agreement may be terminated in accordance with clause 1 hereof by either party giving one month’s written notice to the other party in the following circumstances;

(a)

if either party commits or causes to be committed any material breach of its obligations under the Agreement provided that in the case of a breach capable of remedy the non-defaulting party shall have first given written notice to the defaulting party specifying the breach complained of any requiring the same to be remedied within a reasonable period of time from notification thereof and the defaulting party shall have failed to comply therewith;

	(b)	if either party commits an act of insolvency, including:

		i.	making a general assignment for the benefit of, or entering into a reorganisation, arrangement, or composition with creditors, or

		ii.	admitting in writing that it is unable to pay its debts as they become due, or

		iii.	seeking, consenting to or acquiescing in the appointment of any trustee, administrator, receiver or liquidator or analogous officer of it or any material part of its property, or

iv.

the presentation or filing of a petition in respect of it (other than by the other party to this Agreement in respect of any obligation under this Agreement) in any court or before any agency alleging or for the bankruptcy, winding-up or insolvency of such party (or any analogous proceeding) or seeking any reorganisation, arrangement., composition, readjustment, administration, liquidation, dissolution or similar relief under any present or future stature, law or resolution, such petition (except in the case of a petition for winding-up or any analogous proceeding in respect of which no such 30 day period shall apply not having been stayed or dismissed within 30 days of its filing;

	v.	the appointment of a receiver, administrator, liquidator or trustee or analogous officer of such party over all or any material part of such party’s property.

6.	ASSIGNMENT

6.1	This Agreement may not be assigned by either party without the prior written consent of the other party.

7.	AMENDMENT

7.1	This Agreement may not be amended except by the written consent of both parties.

8.	NOTICES

8.1

All notices required to be delivered under this agreement by one party to the other shall be sent in writing to the addresses as are set forth at the beginning of this agreement, or such address as the parties shall thereafter provide to each other in writing.

9.	GOVERNING LAW

9.1

The Agreement shall be governed by and constructed in accordance with the laws of the United States of America. Any disputes which may arise out of this Agreement, if not resolved amicably between the parties, shall be settled finally before the courts of the United States of America.

DATED THE 7th DAY OF December, 2007

ATTESTATIONS

Signed as a deed by a DIRECTOR or the COMPANY SECRETARY on behalf of

/s/ David Cooper
NEXTGEN BIOSCIENCE INC.

Signed as a deed by	/s/ Dr. Rolf Witte
Dr. Rolf Witte